CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share	$205,292,750.00	$22,397.44

(1)	The securities registered herein are offered pursuant to an automatic shelf registration statement.
(2)	Calculated pursuant to Rule 457(c) based on the average of the high and low prices reported in the consolidated reporting system as of March 30, 2021.
(3)

Calculated pursuant to Rule 457(o) based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement (File No. 333-254946) filed by the registrant on April 1, 2021.

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-254946

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 1, 2021)

2,795,700 Shares

BEAM THERAPEUTICS INC.

Common Stock

This prospectus supplement relates to the resale or other disposition from time to time of up to 2,795,700 shares of our common stock, par value $0.01 per share (the “Common Stock”), by the selling stockholders identified in this prospectus supplement, including their transferees, pledgees, donees or successors.

The selling stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their securities on any stock exchange, market, or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” which begins on page S-16 .

We are not offering any shares of our Common Stock for sale under this prospectus supplement. We will not receive any of the proceeds from the sale of common stock by the selling stockholders. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “BEAM.” On March 26, 2021, the last reported sale price of our common stock as reported on the Nasdaq Global Select Market was $81.33 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 3 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement

Accompanying Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find Additional Information.” These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. Neither we nor any selling stockholder has authorized any other person to provide any information other than that contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us. The selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We and the selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein by reference is accurate as of any date other than their respective dates. We do not imply or represent by delivering this prospectus that Beam Therapeutics Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct as any time after such date.

In this prospectus supplement and the accompanying prospectus, unless the context specifies or implies otherwise, the terms “Beam,” “Beam Therapeutics,” “the Company,” “we,” “us,” and “our” and similar names refer to Beam Therapeutics Inc.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

Overview

We are a biotechnology company committed to establishing the leading, fully integrated platform for precision genetic medicines. Our vision is to provide life-long cures to patients suffering from serious diseases. To achieve this vision, we have assembled a platform that includes a suite of gene editing and delivery technologies and are in the process of developing internal manufacturing capabilities. Our suite of gene editing technologies is anchored by our proprietary base editing technology, which potentially enables an entirely new class of precision genetic medicines that target a single base in the genome without making a double-stranded break in the deoxyribonucleic acid, or DNA. This approach uses a chemical reaction designed to create precise, predictable and efficient genetic outcomes at the targeted sequence. Our novel base editors have two principal components: (i) a clustered regularly interspaced short palindromic repeats, or CRISPR, protein, bound to a guide ribonucleic acid, or RNA, that leverages the established DNA-targeting ability of CRISPR, but modified to not cause a double-stranded break; and (ii) a base editing enzyme, such as a deaminase, which carries out the desired chemical modification of the target DNA base. We believe this design contributes to a more precise and efficient edit compared to traditional gene editing methods, which operate by creating targeted double-stranded breaks in the DNA; these breaks can result in unwanted DNA modifications. We believe that the precision of our editors will dramatically increase the impact of gene editing for a broad range of therapeutic applications.

To unlock the full potential of our base editing technology across a wide range of therapeutic applications, we are pursuing a broad suite of clinically validated and novel delivery modalities. For a given tissue type, we use the delivery modality with the most compelling biodistribution. Our current programs are organized by delivery modality into three distinct pipelines: electroporation for efficient delivery to blood cells and immune cells ex vivo; lipid nanoparticles, or LNPs, for non-viral in vivo delivery to the liver and potentially other organs in the future; and adeno-associated viral vectors, or AAV, for in vivo viral delivery to the eye and central nervous system, or CNS.

The elegance of the base editing approach combined with a tissue specific delivery modality, provides the basis for a targeted efficient, precise, and highly versatile gene editing system, capable of gene correction, gene silencing/gene activation, or multiplex editing of several genes simultaneously. We are currently advancing a broad, diversified portfolio of base editing programs against distinct editing targets, utilizing the full range of our development capabilities. We believe the flexibility and versatility of our base editors may lead to broad therapeutic applicability and transformational potential for the field of precision genetic medicines.

We continue to make meaningful advancements across our programs. Within our ex vivo platform, we have identified three development candidates to date – two candidates targeting hemoglobinopathies and one candidate in our T-cell therapy program:

•

BEAM-101 reproduces single base changes seen in individuals with Hereditary Persistence of Fetal Hemoglobin, or HPFH, to potentially protect them from the effects of mutations causing sickle cell disease or beta thalassemia. We have achieved proof-of-concept in vivo with long-term engraftment of base edited human CD34 cells in mice for BEAM-101. Persistence of engraftment and high levels of editing have been confirmed in several preclinical studies, including in studies using material generated at a clinically relevant scale. Following conversations with regulators and supported by our off-target biology assays, we initiated IND-enabling studies in 2020 and expect to file an IND for BEAM-101 during the second half of 2021.

•

BEAM-102 directly corrects the causative mutation in sickle cell disease by recreating a naturally-occurring normal human hemoglobin variant, HbG-Makassar. During the second quarter of 2020, we published preclinical data on BEAM-102 demonstrating that our adenine base editors, or ABEs, can efficiently convert the causative Hemoglobin S, or HbS, point mutation, to HbG-Makassar, with high efficiency (more than 80%). In this preclinical study, the Makassar variant does not cause hemoglobin to polymerize and red blood cells to sickle and, therefore, edited cells are cured through elimination of the disease-causing protein. The results from this study confirmed the ability of the Makassar variant to protect cells from sickling, even in the context of mono-allelic editing (with one sickle allele and one corrected allele). We plan to initiate IND-enabling studies for BEAM-102 during 2021.

•

BEAM-201 is a potent and specific anti-CD7, multiplex edited, allogeneic chimeric antigen receptor T cell, or CAR-T, development candidate for the treatment of relapsed/refractory T-cell acute lymphoblastic leukemia, or T-ALL, a severe disease affecting children and adults with a five-year overall survival of less than 25%. BEAM-201 is produced using a Good Manufacturing Practice, or GMP, compliant, clinical-scale process in which T-cells derived from healthy donors are simultaneously base edited at four genomic loci, then transduced with a lentivirus coding for an anti-CD7 CAR. The resulting cells are universally-compatible, allogeneic (“off the shelf”) CD7-targeting CAR-T cells, resistant to both fratricide and immunosuppression. We plan to initiate IND-enabling studies for BEAM-201 during 2021.

We also continue to advance our liver disease programs. In 2020, we showed the ability to directly correct the mutation causing Alpha-1 antitrypsin deficiency, providing both in vitro and in vivo preclinical proof-of-concept for base editing to correct this disease. We have also achieved editing levels in vivo, in preclinical models, for the correction of the two most prevalent mutations causing Glycogen Storage Disease Type IA, or GSDIa, that could be clinically relevant if reproduced in humans. An important next step for the liver disease programs is finalizing our LNP formulation, and we are making progress on developing a formulation using proof-of-concept targets. To date, with this formulation, we have shown high levels of editing in mice at doses consistent with clinical use. We are currently conducting non-human primate studies to evaluate our LNP formulation and anticipate initial data in the first half of 2021. We believe we are on track to nominate our first development candidate from our liver portfolio in the second half of 2021.

The modularity of our platform means that establishing preclinical proof-of-concept of base editing using a particular delivery modality will potentially reduce risk and accelerate the timeline for additional product candidates that we may develop targeting the same tissue. In some cases, a new product candidate may only require changing the guide RNA. Subsequent programs using the same delivery modality can also take advantage of shared capabilities and resources of earlier programs. In this way, we view each delivery modality as its own unique pipeline, where the success of any one program may pave the way for a large number of additional programs to progress quickly to the clinic.

Our Base Editing Portfolio

We believe building a diversified portfolio leveraging the full breadth of our delivery technologies in parallel will maximize our ability to provide life-long therapies to patients over the broadest possible range of diseases. We plan to advance multiple programs through clinical development in parallel, with each one potentially capable of delivering proof-of-concept in Phase 1 clinical studies in genetically defined patient populations and potentially reaching approval on an accelerated pathway. Our portfolio is purposefully built around a mix of strategic and technical profiles, creating significant optionality and risk diversification. We prioritize and advance programs based on a number of criteria, including high unmet medical need, editing feasibility, clinically validated delivery modalities, favorable clinical and regulatory development pathways, and evidence that base editing offers potentially compelling advantages for patients over available standards-of-care and novel therapeutic modalities in development.

Our programs are organized by delivery modality into three distinct pipelines: electroporation for hematology and oncology cell therapy, LNP for the liver, and AAV for the eye and CNS. The following table summarizes the status of certain of our most advanced programs:

Guide Acquisition

In February 2021, we entered into an Agreement and Plan of Merger to acquire Guide Therapeutics, or Guide. Pursuant to the merger agreement, we paid Guide’s former stockholders and optionholders upfront consideration in an aggregate amount of $120.0 million, excluding customary purchase price adjustments, in shares of our common stock, based upon the volume-weighted average price of the common stock over the ten trading day period ending on February 19, 2021. In addition, Guide’s former stockholders and optionholders will be eligible to receive up to an additional $100.0 million in technology and $220.0 million in product success milestone payments, payable in our common stock.

Manufacturing

To realize the full potential of base editors as a new class of medicines and to enable our parallel investment strategy in multiple delivery modalities, we are building customized and integrated capabilities across discovery, manufacturing, and preclinical and clinical development. Due to the critical importance of high-quality manufacturing and control of production timing and know-how, we have taken steps toward establishing our own manufacturing facility, which will provide us the flexibility to manufacture numerous different drug product modalities. We believe this investment will maximize the value of our portfolio and capabilities, the probability of technical success of our programs, and the speed at which we can potentially provide life-long cures to patients.

In August 2020, we entered into a lease agreement with Alexandria Real Estate Equities, Inc. to build a 100,000 square foot current Good Manufacturing Practice, or cGMP, compliant manufacturing facility in Research Triangle Park, North Carolina intended to support a broad range of clinical programs. We will anticipate investing up to $83.0 million over a five-year period and anticipate that the facility will be operational by the first quarter of 2023. The project will be facilitated, in part, by a Job Development Investment Grant approved by the North Carolina Economic Investment Committee, which authorizes potential reimbursements based on new tax revenues generated through the project. The facility will be designed to support manufacturing for our ex vivo cell therapy programs in hematology and oncology and in vivo non-viral delivery programs for liver diseases, with flexibility to support manufacturing of our viral delivery programs, and ultimately, scale-up to support potential commercial supply.

For our initial waves of clinical programs, we will use contract manufacturing organizations, or CMOs, with relevant manufacturing experience in genetic medicines.

COVID-19

With the ongoing concern related to the coronavirus disease of 2019, or COVID-19, pandemic, we have maintained and expanded the business continuity plans to address and mitigate the impact of the COVID-19 pandemic on our business. In March 2020, to protect the health of our employees, and their families and communities, we restricted access to our offices to personnel who performed critical activities that must be completed on-site, limited the number of such personnel that can be present at our facilities at any one time, and requested that most of our employees work remotely. In May 2020, as certain states eased restrictions, we established new protocols to better allow our full laboratory staff access to our facilities. These protocols included several shifts working over a seven-day-week protocol. We expect to continue incurring additional costs to ensure we adhere to the guidelines instituted by the CDC and to provide a safe working environment to our onsite employees.

The extent to which the COVID-19 pandemic impacts our business, our corporate development objectives, results of operations and financial condition, including and the value of and market for our common stock, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements, and the effectiveness of actions taken globally to contain and treat the disease. Disruptions to the global economy, disruption of global healthcare systems, and other significant impacts of the COVID-19 pandemic could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

While the COVID-19 pandemic did not significantly impact our business or results of operations during the year ended December 31, 2020, the length and extent of the pandemic, its consequences, and containment efforts will determine the future impact on our operations and financial condition.

Corporate Information

We were incorporated in Delaware in January 2017. Our principal executive offices are located at 26 Landsdowne Street, 2nd Floor, Cambridge, MA 02139, and our telephone number is 857-327-8775. Our website address is www.beamtx.com, and our investor relations website is located at investors.beamtx.com. Information on our website is not incorporated by reference herein.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including reduced disclosure about our executive compensation arrangements, exemption from the requirements to hold non-binding advisory votes on executive compensation and golden parachute payments and exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until the last day of the fiscal year following the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company earlier if we have more than $1.07 billion in annual revenue, we have more than $700.0 million in market value of our stock held by non-affiliates (and we have been a public company for at least 12 months and have filed one annual report on Form 10-K) or we issue more than $1.0 billion of non-convertible debt securities over a three-year period. For so long as we remain an emerging growth company, we are permitted, and intend, to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. We may choose to take advantage of some, but not all, of the available exemptions.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to “opt out” of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard at the time private companies adopt the new or revised standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company. Therefore, the reported results of operations contained in our consolidated financial statements may not be directly comparable to those of other public companies.

THE OFFERING

Common stock offered by selling stockholders	2,795,700 shares.

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Risk factors	You should read the “Risk Factors” section on page S-7 of this prospectus supplement for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Global Select Market symbol	“BEAM”

RISK FACTORS

An investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should consider carefully the risks together with all of the other information contained or incorporated by reference in this prospectus, including any risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2020, and in our subsequent filings with the SEC. Each of the referenced risks and uncertainties could adversely affect our business, prospects, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Please also refer to the section below titled “Cautionary Note Regarding Forward-Looking Statements.” Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify these forward-looking statements by forward-looking words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “could,” “continue,” “ongoing,” “predict,” “potential,” “likely,” “seek” and other similar expressions, as well as variations or negatives of these words. You should read these statements carefully because they discuss future expectations, contain projections of future results of operations or financial condition, or state other “forward-looking” information. These statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements. These forward-looking statements include, but are not limited to:

•

our expectations regarding the initiation, timing, progress and results of our research and development programs and preclinical and clinical studies, including our intention to file an Investigational New Drug, or IND, application for BEAM-101 during the second half of 2021, our plans to initiate IND-enabling studies for BEAM-102 and BEAM-201 during 2021, and our belief that we are on track to nominate our first development candidate from our liver portfolio in the second half of 2021;

•

our plans for pre-clinical studies for product candidates in our pipeline, including our expectation that we will receive initial data from our non-human primate studies to evaluate our LNP formulation in the first half of 2021;

•

our plans to quickly leverage our initial programs and to progress additional programs to create a clinical portfolio, including to rapidly advance our portfolio of novel base editing programs and successfully complete any clinical studies, including the manufacture of any such product candidates;

•	our ability to pursue a broad suite of clinically validated delivery modalities and to successfully develop our distinct pipelines and obtain and maintain approval for our product candidates;

•

our expectations regarding our ability to generate additional novel LNPs that we believe could accelerate novel nonviral delivery of gene editing payloads to tissues beyond the liver and our ability to expand the reach of gene editing, including as a result of our acquisition of Guide Therapeutics;

•

our expectations regarding the build-out of our facilities, including our ability to successfully establish and maintain a commercial-scale current Good Manufacturing Practice, or cGMP, manufacturing facility and that this facility will be operational by the first quarter of 2023, and our belief that our lease agreement with the Massachusetts Institute of Technology for office and laboratory space in Cambridge, Massachusetts will commence at the earliest in late 2021 upon completion of construction of the facility;

•	our ability to establish and maintain protection for intellectual property rights covering our product candidates and technology;

•	the expected timing, progress and success of our collaborations with third parties and our ability to identify and enter into future license agreements and collaborations;

•	our expectations regarding the strategic and other potential benefits of our acquisition of Guide Therapeutics; and

•	the impact of the coronavirus disease of 2019, or COVID-19, pandemic on our business.

All forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement, the risk factors set forth under the heading “Risk Factors” in this prospectus supplement, and in the section entitled “Risk Factors” incorporated herein by reference to our most recent Annual Report on Form 10-K, and our subsequent filings with the SEC, incorporated by reference in this prospectus supplement. Please reference “Where You Can Find Additional Information”. These forward-looking statements speak only as of the date of this prospectus supplement. Except to the extent required by applicable laws and regulations of the SEC, we undertake no obligation to update these forward-looking statements to reflect new information, events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events and circumstances described in this prospectus supplement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements.

DESCRIPTION OF PRIVATE PLACEMENT OF COMMON STOCK

On January 16, 2021, we completed a private placement financing transaction. Pursuant to a securities purchase agreement (the “Purchase Agreement”), we issued 2,795,700 shares (the “Shares”) of our Common Stock at a purchase price of $93.00 per Share. We received gross cash proceeds of $260,000,100, excluding transactions costs, fees and expenses, for the purchase of the Shares. The purchasers of the Shares are the selling stockholders named in this prospectus.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from sales of the Common Stock pursuant to this prospectus.

SELLING STOCKHOLDERS

Pursuant to the Purchase Agreement, we agreed to file the registration statement of which this prospectus is a part to cover the resale of the Shares of our Common Stock and to keep such registration statement effective with respect to each selling stockholder until the date on which all of the Shares of our Common Stock registered for resale under the registration statement have been disposed of in accordance with such registration statement, disposed of pursuant to Rule 144 under the Securities Act, or can be resold pursuant to Rule 144 without restriction or limitation (including without any limitation as to volume of sales and without the selling stockholder complying with any method of sale requirements or notice requirements under Rule 144).

We are registering the resale of the above-referenced Shares of Common Stock to permit each of the selling stockholders identified below, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). This prospectus covers the sale or other disposition by the selling stockholders of up to the total number of Shares of Common Stock that have been issued to the selling stockholders pursuant to the Purchase Agreement. Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the selling stockholders, we are referring to the Shares of our Common Stock issued pursuant to the Purchase Agreement, and when we refer to the selling stockholders in this prospectus, we are referring to the purchasers under the Purchase Agreement and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholders may sell some, all or none of their Shares of our Common Stock. We do not know how long the selling stockholders will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the Shares. The Shares of our Common Stock covered hereby may be offered from time to time by the selling stockholders.

When we refer to “selling stockholders” in this prospectus, we mean those persons listed in the table below, as well as their transferees, pledgees or donees or their successors. The information regarding shares beneficially owned after the offering assumes the sale of all Shares offered by the selling stockholders. To our knowledge, subject to community property laws where applicable, each selling stockholder named in the table has sole voting and investment power with respect to the shares of Common Stock set forth opposite such selling stockholder’s name.

The following table sets forth the name of each selling stockholder, the number and percentage of our Common Stock beneficially owned by the selling stockholders as of March 15, 2021, the number of shares of our Common Stock that may be offered under this prospectus, and the number and percentage of our Common Stock beneficially owned by the selling stockholders assuming all of the shares of our Common Stock registered hereunder are sold. As of March 15, 2021, a total of 62,470,167 shares of our Common Stock were outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of Shares of our Common Stock in the column “Number of Shares Offered” represents all of the Shares of our Common Stock that a selling stockholder may offer and sell from time to time under this prospectus.

	Prior to Offering					After Offering
Name and Address	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned		Number of Shares Offered	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Milky Way Investments Group Limited	2,362,635	(1)	3.78%		537,635	1,825,000	2.92%
Perceptive Life Sciences Master Fund, Ltd.	537,635	(2)	*	%	537,635	0	—
Entities affiliated with Farallon Capital Management, LLC	322,580	(3)	*	%	322,580	0	—
Entities affiliated with Monashee Investment Management, LLC	268,820	(4)	*	%	268,820	0	—
CVI Investments Inc.	268,820	(5)	*	%	268,820	0	—
Casdin Partners Master Fund, L.P.	818,820	(6)	*	%	268,820	550,000	*
Entities affiliated with Redmile Group, LLC	3,993,312	(7)	6.39%%		215,050	3,778,262	6.05%
Entities affiliated with Hillhouse Capital Advisors, Ltd.	3,181,453	(8)	5.09%%		215,050	2,966,403	4.75%
Entities affiliated with Millennium Management LLC	107,525	(9)	*	%	107,525	0	—
Entities affiliated with Cormorant Asset Management, LP	303,766	(10)	*	%	53,765	250,001	—

*	Represents less than 1%.
(1)

The shares reported under “Number of Shares of Beneficially Owned Prior to This Offering” consists of 2,362,635 shares of common stock held by Milky Way Investments Group Limited. The address of Milky Way Investments Group Limited is 4 Hill Street, London, United Kingdom, W1J5NE.

(2)	The address of Perceptive Life Sciences Master Fund Ltd is 51 Astor Place, 10th Floor, New York, NY 10003.
(3)

The shares reported under “Number of Shares of Beneficially Owned Prior to This Offering” consists of 55,500 shares of common stock held by Farallon Capital Partners, L.P. (“FCP”), 98,680 shares of common stock held by Farallon Capital Institutional Partners, L.P. (“FCIP”), 18,500 shares of common stock held by Farallon Capital Institutional Partners II, L.P. (“FCIP II”), 9,200 shares of common stock held by Farallon Capital Institutional Partners III, L.P. (“FCIP III”), 12,200 shares of common stock held by Four Crossings Institutional Partners V, L.P. (“FCIP V”), 107,100 shares of common stock held by Farallon Capital Offshore Investors II, L.P. (“FCOI II”), 4,100 shares of common stock held by Farallon Capital (AM) Investors, L.P. (“FCAMI”), and 17,300 shares of common stock held by Farallon Capital F5 Master I, L.P. (“F5MI”). Farallon Partners, L.L.C., or FPLLC, as the general partner of FCP, FCIP, FCIP II, FCIP III, FCOI II and FCAMI (the “FPLLC Entities”) may be deemed to beneficially own such shares of common stock held by each of the FPLLC Entities. Farallon F5 (GP), L.L.C. (“F5MI GP”), as the general partner of F5MI, may be deemed to beneficially own such shares of common stock held by F5MI. Farallon Institutional (GP) V, L.L.C. (“FCIP V GP”), as the general partner of FCIP V, may be deemed to beneficially own such shares of common stock held by FCIP V. Each of Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly, or the Farallon Managing Members, as a (i) managing member or senior managing member, as the case may be, of FPLLC, or (ii) manager or senior manager, as the case may be, of FSMI GP and FCIP V GP, in each case with the power to exercise investment discretion with respect to the shares that may be deemed to be beneficially owned by FPLLC, F5MI GP or FCIP V GP, may be deemed to beneficially own such shares of common stock held by the FCPLLC Entities, F5MI or FCIP V. Each of FPLLC, F5MI GP, FCIP V GP and the Farallon Managing Members disclaims beneficial ownership of any such shares of common stock. The address for each of the entities and individuals identified in this footnote is One Maritime Plaza, Suite 2100, San Francisco, California 94111.

(4)

The shares reported under “Number of Shares of Beneficially Owned Prior to This Offering” consists of 78,175 shares of common stock held by BEMAP Master Fund Ltd., 54,586 shares of common stock held by Monashee Solitario Fund LP, 45,427 shares of common stock held by Monashee Pure Alpha SPV I LP, 13,277 shares of common stock held by SFL SPV I LLC, 10,226 shares of common stock held by Bespoke Alpha MAC MIM LP, and 67,129 shares of common stock held by DS Liquid Div RVA MON LLC. Monashee Investment Management, LLC serves as investment manager of each of BMAP Master Fund Ltd, Monashee Pure Alpha SPV I LP, Monashee Solitario Fund LP, SFL SPV I LLC, Bespoke Alpha MAC MIM LP and DS Liquid Div RVA MON LLC. Jeff Muller serves as Chief Compliance Officer of Monashee Investment Management, LLC. The address for the Selling Securityholders is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston MA 02116.

(5)

Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The principal business address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250,San Francisco, California 94111.

(6)

The shares reflected as beneficially owned by Casdin Partners Master Fund, L.P. in the table above consist of 818,820 shares of Common Stock. Such securities are owned directly by Casdin Partners Master Fund, LP and may be deemed to be indirectly beneficially owned by (i) Casdin Capital, LLC, the investment adviser to Casdin Partners Master Fund, LP, (ii) Casdin Partners GP, LLC, the general partner of Casdin Partners Master Fund LP, and (iii) Eli Casdin, the managing member of Casdin Capital, LLC and Casdin Partners GP, LLC. Each of Casdin Capital, LLC, Casdin Partners GP, LLC and Eli Casdin disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.The address of Casdin Partners Master Fund, L.P. is 1350 Avenue of the Americas, Suite 2600, New York, NY 10019, Attn: Fund Accounting.

(7)

Based on a Schedule 13G filed with the SEC on February 16, 2021, consists of (i) 3,778,262 shares of common stock owned by certain private investment vehicles and/or separately managed accounts managed by Redmile Group, LLC, and 215,050 Shares that may be offered under this prospectus consisting of (ii) 3,063 shares of common stock held by Redmile Capital Offshore II Master Fund, Ltd ., (iii) 1,111 shares of common stock held by Redmile Capital Offshore Fund (ERISA), Ltd., (iv) 20,562 shares of common stock held by Redmile Capital Offshore Master Fund, Ltd., (v) 10,418 shares of common stock held by Redmile Capital Fund, LP, (vi) 3,879 shares of common stock held by Map 20 Segregated Portfolio, a segregated portfolio of LMA SPC, (vii) 65,290 shares of common stock held by Redmile Capital Offshore II Master Fund, Ltd (Strategic Sleeve), and (viii) 110,727 shares of common stock held by Redmile Strategic Master Fund, LP. Redmile Group, LLC is the investment manager/ adviser to each of the private investment vehicles listed in items (i) through (viii) (collectively, the “Redmile Funds”) and, in such capacity, exercises sole voting and investment power over all of the securities held by the Redmile Funds and may be deemed to be the beneficial owner of these securities. Jeremy C. Green serves as the managing member of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of the Redmile Funds is c/o Redmile Group, LLC, One Letterman Drive, Building D, Suite D3-300, San Francisco, California 94129.

(8)

Represents (i) 486,050 shares of common stock held by Gaoling Fund L.P. (“Gaoling”), an exempted limited partnership organized under the laws of the Cayman Islands, of which 207,350 shares of common stock may be offered under this prospectus, (ii) 24,000 shares of common stock held by YHG Investment L.P. (“YHG”), an exempted limited partnership organized under the laws of the Cayman Islands, of which 7,700 shares of common stock may be offered under this prospectus, and (iii) 2,671,403 shares of common stock held by HH Beam Holdings LLC (“HHBH”), an exempted Cayman Islands Company. Hillhouse Capital Advisors, Ltd. (“HCA”), an exempted Cayman Islands company, acts as the sole management company of Gaoling and the sole general partner of YHG, and is deemed to be the beneficial owner of, and to control the voting power of, the shares held by Gaoling and YHG. HHBH is wholly owned by Hillhouse Fund IV, L.P., whose sole management company is Hillhouse Capital Management, Ltd. (“HCM”). HCM is

deemed to be the beneficial owner of, and to control the voting power of, the shares held by HHBH. HCA and HCM are under common control and share certain policies, personnel and resources. Accordingly, each of HCA and HCM has shared voting and dispositive power of the shares beneficially owned by each of HCA and HCM. The business address of each of Gaoling, YHG and HHBH is Suite 2202, 22nd Floor, Two International Finance Centre, 8 Finance Street, Central Hong Kong.
(9)

The shares reported under “Number of Shares of Beneficially Owned Prior to This Offering” consists of 77,359 shares of common stock held by Integrated Core Strategies (US) LLC (“Integrated Core Strategies”) and 30,166 shares of common stock held by ICS Opportunities II LLC (“ICS Opportunities II”). Millennium International Management LP (“Millennium International Management”) is the investment manager to ICS Opportunities II LLC and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities II. Millennium Management LLC (“Millennium Management”) is the general partner of the managing member of Integrated Core Strategies and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Management is also the general partner of the 100% owner of ICS Opportunities II and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities II. Millennium Group Management LLC (“Millennium Group Management”) is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities II. The managing member of Millennium Group Management is a trust of which Israel A. Englander currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and ICS Opportunities II. The foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies or ICS Opportunities II, as the case may be. The address of Integrated Core Strategies is c/o Millennium Management, 666 Fifth Avenue, 8th Floor, New York, New York 10103. The address of ICS Opportunities and ICS Opportunities II is c/o Millennium International Management, 666 Fifth Avenue, 8th Floor, New York, New York 10103.

(10)

The shares reported under “Number of Shares of Beneficially Owned Prior to This Offering” consists of 124,217 shares of common stock held by Cormorant Global Healthcare Master Fund, LP (“Cormorant Master Fund”), of which 51,405 shares of common stock may be offered under this prospectus, 7,774 shares of common stock held by CRMA SPV, L.P. (“CRMA”), of which 2,360 shares of common stock may be offered under this prospectus, and 171,775 shares held by Cormorant Private Healthcare Fund II, LP. Cormorant Global Healthcare GP, LLC (Global GP), is the general partner of Cormorant Master Fund. Bihua Chen serves as the managing member of Global GP and as the general partner of Cormorant Asset Management, LP (“Cormorant”). Cormorant serves as the investment manager to Cormorant Master Fund and CRMA. Ms. Chen has sole voting and investment control over the shares held by the Cormorant Master Fund, and CRMA. The address for each of the entities is 200 Clarendon Street, 52nd Floor, Boston Massachusetts 02116.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock previously issued or interests in shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell their shares of our Common Stock pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares of Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule. In addition, the selling stockholders may transfer the shares of Common Stock by other means not described in this prospectus.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We will pay all expenses of the registration of the shares of Common Stock, including, without limitation, SEC filing fees. We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until such time as the shares offered by the selling stockholders have been effectively registered under the Securities Act and disposed of in accordance with such registration statement, the shares offered by the selling stockholders have been disposed of pursuant to Rule 144 under the Securities Act or the shares offered by the selling stockholders may be resold pursuant to Rule 144 without restriction or limitation (including without any limitation as to volume of sales and without the selling stockholder complying with any method of sale requirements or notice requirements under Rule 144).

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the shares of common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at http://www.beamtx.com under the “Investor Center—Financials & Filings” caption. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus supplement.

You should rely only on the information provided in, and incorporated by reference in, this prospectus supplement and the accompanying prospectus and the registration statement to which this prospectus supplement and accompanying prospectus form a part. We have not authorized anyone else to provide you with different information. Our securities are not being offered in any jurisdiction where the offer is not permitted. The information contained in documents that are incorporated by reference in this prospectus supplement is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 15, 2021;

•

our Current Reports on Form 8-K, as filed with the SEC on January  11, 2021, January  19, 2021, and February 23, 2021 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

•

the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-39208), as filed with the SEC on January 31, 2020, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.11 to our Registration Statement on Form S-3 (File No. 333-254946), as filed with the SEC on April 1, 2021.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein filed before the date of this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement and accompanying prospectus, but not delivered with the prospectus supplement and accompanying prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and accompanying prospectus incorporates. You should direct written requests to: Beam Therapeutics Inc., 26 Landsdowne Street, 2nd Floor, Cambridge, MA 02139, or you may call us at (857) 327-8775.

PROSPECTUS

BEAM THERAPEUTICS INC.

Common Stock, Preferred Stock, Debt Securities, Warrants and Units

Beam Therapeutics Inc. may, from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, common stock, preferred stock, debt securities, which may be senior debt securities or subordinated debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of two or more other securities. Certain selling security holders, which we will identify in an applicable supplement to this prospectus, also may, from time to time, offer shares of our common stock, in amounts, at prices and at times to be set forth in one or more supplements to this prospectus.

We refer to the common stock, preferred stock, debt securities, warrants and units registered hereunder collectively as the “securities” in this prospectus. We and the selling security holders will offer our securities in amounts, at prices and on terms determined at the time of the offering of any such security.

The prospectus provides a general description of the securities we or any selling securityholder may offer. The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and will include, as applicable: (i) in the case of common stock, any public offering price; (ii) in the case of preferred stock, the specific title and any dividend, liquidation, redemption, conversion, voting and other rights and any public offering price; (iii) in the case of debt securities, the specific terms of such debt securities; (iv) in the case of warrants, the duration, offering price, exercise price and detachability of such warrants; and (v) in the case of units, the constituent securities comprising the units, the offering price and detachability of such units.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “BEAM.” On March 26, 2021, the last reported sale price on The Nasdaq Global Select Market was $81.33 per share. There is currently no market for the other securities we may offer. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. Please carefully read the information under the heading “Risk Factors” beginning on page 3 of this prospectus, as well as the risk factors appearing in any prospectus supplement, any related free writing prospectus and/or any other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus before you invest in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We and the selling security holders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling securityholders may offer and sell our securities from time to time. We will provide specific information about any selling securityholders in one or more supplements to this prospectus. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “Plan of Distribution” and “About This Prospectus” for more information. The price to the public of those securities and the net proceeds we or any selling securityholders expect to receive from that sale will also be set forth in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

The date of this prospectus is April 1, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf process, we or any selling securityholder may, from time to time, offer or sell an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities offered by us or any selling securityholder. Each time we or any selling securityholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add to, update or change information contained in the prospectus or in any documents that we have incorporated by reference into this prospectus, and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or the related free writing prospectus.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or any related free writing prospectus. We have not authorized any other person to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. The prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any related prospectus supplement or any sale of a security. We do not imply or represent by delivering this prospectus that Beam Therapeutics Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct as any time after such date.

In this prospectus, unless the context otherwise requires, “Beam”, “Beam Therapeutics”, the “Company”, “we”, “us”, “our” and similar names refer to Beam Therapeutics Inc.

THE COMPANY

Our Business

We are a biotechnology company committed to establishing the leading, fully integrated platform for precision genetic medicines. Our vision is to provide life-long cures to patients suffering from serious diseases. To achieve this vision, we have assembled a platform that includes a suite of gene editing and delivery technologies and are in the process of developing internal manufacturing capabilities. Our suite of gene editing technologies is anchored by our proprietary base editing technology, which potentially enables an entirely new class of precision genetic medicines that target a single base in the genome without making a double-stranded break in the deoxyribonucleic acid, or DNA. This approach uses a chemical reaction designed to create precise, predictable and efficient genetic outcomes at the targeted sequence. Our novel base editors have two principal components: (i) a clustered regularly interspaced short palindromic repeats, or CRISPR, protein, bound to a guide ribonucleic acid, or RNA, that leverages the established DNA-targeting ability of CRISPR, but modified to not cause a double-stranded break; and (ii) a base editing enzyme, such as a deaminase, which carries out the desired chemical modification of the target DNA base. We believe this design contributes to a more precise and efficient edit compared to traditional gene editing methods, which operate by creating targeted double-stranded breaks in the DNA; these breaks can result in unwanted DNA modifications. We believe that the precision of our editors will dramatically increase the impact of gene editing for a broad range of therapeutic applications.

To unlock the full potential of our base editing technology across a wide range of therapeutic applications, we are pursuing a broad suite of clinically validated and novel delivery modalities. For a given tissue type, we use the delivery modality with the most compelling biodistribution. Our current programs are organized by delivery modality into three distinct pipelines: electroporation for efficient delivery to blood cells and immune cells ex vivo; lipid nanoparticles, or LNPs, for non-viral in vivo delivery to the liver and potentially other organs in the future; and adeno-associated viral vectors, or AAV, for in vivo viral delivery to the eye and central nervous system, or CNS.

The elegance of the base editing approach combined with a tissue specific delivery modality, provides the basis for a targeted efficient, precise, and highly versatile gene editing system, capable of gene correction, gene silencing/gene activation, and or multiplex editing of several genes simultaneously. We are currently advancing a broad, diversified portfolio of base editing programs against distinct editing targets, utilizing the full range of our development capabilities. We believe the flexibility and versatility of our base editors may lead to broad therapeutic applicability and transformational potential for the field of precision genetic medicines.

Since our inception, we have devoted substantially all of our resources to building our base editing platform and advancing development of our portfolio of programs, establishing and protecting our intellectual property, conducting research and development activities, organizing and staffing our company, business planning, raising capital and providing general and administrative support for these operations.

Corporate Information

We are a Delaware corporation formed on January 25, 2017. Our principal executive offices are located at 26 Landsdowne Street, 2nd Floor, Cambridge, MA 02139 and our telephone number is (857) 327-8775. We maintain an Internet website at www.beamtx.com. We have not incorporated the information on our website by reference into this prospectus, and you should not consider it to be a part of this prospectus.

RISK FACTORS

An investment in any of the securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K we file after the date of this prospectus, together with any amendments or supplements thereto and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement or free writing prospectus, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below titled “Cautionary Note Regarding Forward-Looking Statements.” Additional risks not known to us or that we believe are immaterial may also significantly impair our business operations and could result in a loss of all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any information incorporated by reference into this prospectus or such prospectus supplement may contain certain “forward-looking statements.” You can generally identify these forward-looking statements by forward-looking words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “could,” “continue,” “ongoing,” “predict,” “potential,” “likely,” “seek” and other similar expressions, as well as variations or negatives of these words. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, the timing, progress and success of our ongoing and planned preclinical studies or clinical trials, the expected timing of regulatory review of our product candidates and our ability to finance contemplated development activities and fund operations for a specified period of time.

Forward-looking statements are not guarantees of future performance and our actual results could differ materially from the results discussed in the forward-looking statements we make. In particular, you should consider the numerous risks described in the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K we file after the date of this prospectus, together with any amendments or supplements thereto, as updated by our subsequent filings under the Exchange Act, and the risk factors contained in any applicable prospectus supplement or free writing prospectus. See “Where You Can Find More Information.”

As a result of these and other factors, we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. The forward-looking statements contained in this prospectus reflect our views as of the date hereof. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectus we authorize for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes.

The specific allocations of the proceeds we receive from the sale of our securities and any material amounts of other funds necessary to accomplish the specified purposes for which the proceeds are to be obtained will be described in the applicable prospectus supplement.

If a prospectus supplement includes an offering of securities by selling securityholders, we will not receive any proceeds from such sales.

GENERAL DESCRIPTION OF SECURITIES WE MAY SELL

We may offer shares of our common stock and preferred stock, various series of senior and subordinated debt securities and warrants to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, in amounts, at prices and on terms to be determined by market conditions at the time of offering. Certain selling security holders, which we will identify in an applicable supplement to this prospectus, also may, from time to time, offer shares of our common stock, in amounts, at prices and at times to be set forth in one or more supplements to this prospectus. Each time we or any selling securityholder offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•

conversion or exchange prices or rates, if any, and if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We or any selling securityholder may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We and any selling securityholder as well as any agents acting on our or their behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any option to purchase additional securities granted to them, and net proceeds to us.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the material rights of our capital stock and related provisions of our certificate of incorporation and bylaws. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our fourth amended and restated certificate of incorporation, or our certificate of incorporation, and our amended and restated bylaws, or our bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 275,000,000 shares, each with a par value of $0.01 per share, including 250,000,000 shares of common stock and 25,000,000 shares of preferred stock.

As of March 15, 2021, we had 62,470,167 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An uncontested election of directors by our stockholders shall be determined by a majority of the votes cast by the stockholders entitled to vote on the election provided, however, that directors shall be elected by a plurality of the votes properly cast at any meeting of stockholders at which there is a contested election of directors. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock and in any related free writing prospectus that we may authorize to be distributed to purchasers. The terms of any series of preferred stock may differ from the terms described below.

Under the terms of our certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from seeking to acquire, a majority of our outstanding voting stock.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate of designation establishing the terms of the preferred stock with the SEC. To the extent required, the description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•

any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Our certificate of incorporation and bylaws contains certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors but which may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by our board of directors. These provisions include:

Classified board.

Our certificate of incorporation provides that our board of directors will be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors are elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board. Our certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our board of directors.

Action by written consent; special meetings of stockholders.

Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called pursuant to a resolution adopted by a majority of our board of directors. Except as described above, stockholders are not permitted to call a special meeting or to require our board of directors to call a special meeting.

Removal of directors.

Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of at least 75% of the voting power of our outstanding shares of capital stock, voting together as a single class. This requirement of a supermajority vote to remove directors could enable a minority of our stockholders to prevent a change in the composition of our board.

Advance notice procedures.

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Supermajority approval requirements.

The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our certificate of incorporation and bylaws provide that the affirmative vote of holders of at least 75% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal specified provisions. This requirement of a supermajority vote to approve amendments to our certificate of incorporation and bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.

Authorized but unissued shares.

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum.

Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of the Company, actions against directors, officers and employees for breach of a fiduciary duty and other similar actions may be brought only in specified courts in the State of Delaware. Under our certificate of incorporation, this exclusive forum provision will not apply to claims that are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction and explicitly does not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Securities Act, Exchange Act, or the rules and regulations thereunder. Furthermore, our bylaws also provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any compliant asserting a cause of action arising under the Securities Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, these provisions may have the effect of discouraging lawsuits against our directors and officers.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by our board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Transfer agent and registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “BEAM.”

DESCRIPTION OF DEBT SECURITIES

The applicable prospectus supplement will describe the terms and features of any debt securities which we may issue, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The following description and any description of debt securities in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to, the indenture relating to such debt securities that we will file with the SEC in connection with a public offering of debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our board of directors or a committee designated by the board will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each warrant agreement relating to warrants offered under this prospectus.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of our common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

SELLING SECURITYHOLDERS

Information about selling securityholders, if any, will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and any selling securityholders may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through a market maker or into an existing trading market on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

The applicable prospectus supplement will include the following information to the extent applicable:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Settlement

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for the applicable securities may be more than two scheduled business days after the trade date for the securities. Accordingly, in such a case, if a purchaser of securities wishes to trade securities on any date prior to the second business day before the original issue date for the securities, they will be required, by virtue of the fact that the securities initially are expected to settle more than two scheduled business days after the trade date for the securities, to make alternative settlement arrangements to prevent a failed settlement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at http://www.beamtx.com under the “Investors—Financials & Filings” caption. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 15, 2021;

•

our Current Reports on Form 8-K, as filed with the SEC on January  11, 2021, January  19, 2021, and February 23, 2021 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

•

the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-39208), as filed with the SEC on January 31, 2020, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities described in the applicable prospectus supplement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Beam Therapeutics Inc., 26 Landsdowne Street, 2nd Floor, Cambridge, Massachusetts 02139 or you may call us at (857) 327-8775.

BEAM THERAPEUTICS INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units